Contract of Purchasing the Product: Xinyu Breath Sprayer

Party A: Harbin Tianmu Medicine Co., Ltd.

Party B: Harbin Junde Health Products Co., Ltd.

Party A, due to its product structure adjustment and the needs of its sale business, hereby reaches a consensus and concludes a contract with Party B as follows, pertaining to the product transfer of Xinyu Breath Sprayer on the basis of equality and mutual benefits:

1.	Party A shall provide Production Permit with its red stamp affixed, Legal Person’s Business License and Organization Code Certificate.
2.	Party B shall provide for Party A production permit documents and quality standards for Xinyu Breath Sprayer.
3.	Party B shall provide for Party A the production technical process for Xinyu Breath Sprayers and ensure to produce three shipments of quality Xinyu Breath Sprayer under Party A’s current production conditions.
4.	Contract Amount: 8,500,000 Rmb yuan even. After this contract becomes effective, Party A will pay 50% of the amount as product transfer fee and pay off the remaining balance after three shipments of quality Xinyu Breath Sprayers have been produced.
5.	If Party B is unable to produce three shipments of quality Xinyu Breath Sprayers according to the technical process, he shall refund the 50% of the product transfer fee and bear all the other costs incurred.
6.	Party A will prepay 50% of the product transfer fee within 10 days after this contract takes effect. In case of default, Party A shall take all responsibilities.
7.	If disputes occur in execution of the contract, the parties will work to resolve them through consultations. If consultation fails, each party will be entitled to seek legal resolution.
8.	If this contract is insufficient, the parties may negotiate to make supplements.

Party A: Harbin Tianmu Medicine Co., Ltd.

Party B: Harbin Junde Health Products Co., Ltd.

April 30, 2012

Supplemental Agreement

Party A: Harbin Tianmu Medicine Co., Ltd.

Party B: Harbin Junde Health Products Co., Ltd.

Through mutual consultations, the following terms and conditions have been agreed on:

Party A will be responsible for the preliminary costs for Party B’s samples, such as test, adjustment and purchase of materials. The fee will be deducted from the payment of the remaining balance at the end.

After being officially put into operation and free of quality and technical problems, the products should be considered qualified. Then, Party A shall pay off the remaining balance to Party B.

Party A: Harbin Tianmu Medicine Co., Ltd.

Party B: Harbin Junde Health Products Sale Co., Ltd.

July 2, 2012